UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, MoneyGram International, Inc. (the “Company” or “MoneyGram”) announced that its Board of Directors has chosen W. Alexander Holmes to serve as MoneyGram’s next Chief Executive Officer, beginning on January 1, 2016. Mr. Holmes will succeed MoneyGram Chairman and Chief Executive Officer Pamela H. Patsley, who on the same date will assume the role of Executive Chairman for a minimum of two years. Mr. Holmes is expected to join the MoneyGram Board of Directors by the start of his tenure as Chief Executive Officer.

Ms. Patsley joined the Company in January 2009 as Executive Chairman of the MoneyGram Board of Directors. Ms. Patsley assumed the additional role of Chief Executive Officer in September 2009. Mr. Holmes has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of MoneyGram since February 2014 and Executive Vice President and Chief Financial Officer since March 2012. He joined the Company in 2009 as Senior Vice President of Corporate Strategy and Investor Relations.

Employment Agreement with Ms. Patsley

In connection with Ms. Patsley’s appointment as the Executive Chairman of the Board of Directors effective January 1, 2016, the Company and Ms. Patsley entered into a new employment agreement (the “Patsley Employment Agreement”), dated July 30, 2015, to be effective as of January 1, 2016. Under the Patsley Employment Agreement, Ms. Patsley shall serve as the Executive Chairman of the Board of Directors for a term commencing on January 1, 2016 and ending on December 31, 2017, subject to earlier termination pursuant to the terms of the Patsley Employment Agreement. Ms. Patsley will continue to serve as Chief Executive Officer of the Company through December 31, 2015 under the terms of her existing employment agreement, which has been amended on July 30, 2015, solely to extend its term through December 31, 2015.

The Patsley Employment Agreement provides that Ms. Patsley shall receive an annual base salary of $650,000 during the term of her employment pursuant to such Agreement, which amount is subject to annual review and may be increased, but not decreased, without Ms. Patsley’s consent. During the term of her employment pursuant to the Patsley Employment Agreement, Ms. Patsley shall be eligible to participate in the Company’s Performance Bonus Plan (“PBP”), and shall be eligible to receive a target annual bonus equal to 100 percent of her annual base salary and a maximum annual bonus equal to two times her target bonus if the Company’s performance exceeds targeted levels. Also during the term of her employment pursuant to the Patsley Employment Agreement, Ms. Patsley shall participate in the Company’s 2005 Omnibus Incentive Plan and shall receive an annual grant of equity or equity-based awards with an aggregate grant date fair market value equal to at least three times her annual base salary in effect at the time of grant, if the Company makes grants of such awards to other senior executive officers of the Company.

The Patsley Employment Agreement provides that, during the term of her employment pursuant to such Agreement, if Ms. Patsley is terminated without “cause,” due to resignation for “good reason,” or due to death or “disability” (each as defined in the Patsley Employment Agreement), she shall receive, among other benefits, the following: (i) a pro-rata portion of her bonus under the PBP for the fiscal year in which termination occurs, subject to the Company’s actual performance achievement; (ii) an aggregate payment of two times the sum of (a) her annual base salary and (b) her target bonus under the PBP; (iii) continuation of health and life insurance coverage for up to two years; and (iv) with respect to equity or equity-based awards, continued eligibility to vest based on the Company’s actual performance achievement (for awards subject to performance-based vesting criteria) or full accelerated vesting (for awards subject to time-based vesting criteria). Upon the expiration of the term of her employment pursuant to the Patsley Employment Agreement, she shall receive, among other benefits, the payments and benefits described in (i) and (iv) of the preceding sentence.

The foregoing description of the Patsley Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of the Patsley Employment Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the amendment to Ms. Patsley’s existing employment agreement is not complete and is qualified in its entirety by reference to the complete text of such amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement with Mr. Holmes

In connection with Mr. Holmes’s appointment as Chief Executive Officer effective January 1, 2016, the Company and Mr. Holmes entered into an employment agreement (the “Holmes Employment Agreement”), dated July 30, 2015, to be effective as of January 1, 2016. Under the Holmes Employment Agreement, Mr. Holmes shall serve as Chief Executive Officer of the Company for a term commencing on January 1, 2016 and ending on the date that Mr. Holmes’s employment is terminated in accordance with the terms of the Holmes Employment Agreement.

The Holmes Employment Agreement provides that Mr. Holmes shall receive an annual base salary of $725,000 during the term of his employment pursuant to such Agreement, which amount is subject to annual review and may be increased, but not decreased, without Mr. Holmes’s consent. During the term of his employment pursuant to the Holmes Employment Agreement, Mr. Holmes shall be eligible to participate in the PBP, and shall be eligible to receive a target annual bonus equal to 100 percent of his base salary and a maximum annual bonus equal to two times his target bonus if the Company’s performance exceeds targeted levels. Also during the term of his employment pursuant to the Holmes Employment Agreement, Mr. Holmes shall participate in the Company’s 2005 Omnibus Incentive Plan and shall receive an annual grant of equity or equity-based awards with an aggregate grant date fair market value equal to at least four times his annual base salary in effect at the time of grant, if the Company makes grants of such awards to other senior executive officers of the Company.

The Holmes Employment Agreement provides that, during the term of his employment pursuant to such Agreement, if Mr. Holmes is terminated without “cause” or due to resignation for “good reason” (each as defined in the Holmes Employment Agreement), he shall receive, among other benefits, the following: (i) a pro-rata portion of his bonus under the PBP for the fiscal year in which termination occurs, subject to the Company’s actual performance achievement; (ii) an aggregate payment of two times the sum of (a) his annual base salary and (b) his target bonus under the PBP; (iii) continuation of health and life insurance coverage for up to two years; and (iv) with respect to equity or equity-based awards, continued eligibility to vest based on the Company’s actual performance achievement (for awards subject to performance-based vesting criteria) or limited accelerated vesting (for awards subject to time-based vesting criteria). If Mr. Holmes is terminated during the term of his employment pursuant to the Holmes Employment Agreement due to death or “disability” (as defined in the Holmes Employment Agreement), he shall receive, among other benefits, the payments and benefits described in (i) of the preceding sentence. If Mr. Holmes is terminated prior to the effective date of the Holmes Employment Agreement without cause or due to resignation for good reason, he shall receive, among other benefits, the payments and benefits described in (i), (ii) and (iii) of the first sentence of this paragraph, provided that any benefits under (ii) shall be based on the salary and target bonus in effect on the date of termination.

The foregoing description of the Holmes Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of the Holmes Employment Agreement, a copy of which is filed as Exhibit 10.3 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Ms. Patsley’s appointment as the Executive Chairman of the Board of Directors, the Company’s Board of Directors approved amendments to the Bylaws of the Company in the form of an amendment and restatement of such Bylaws, effective July 29, 2015. The amendments provide for duties and responsibilities of the Executive Chairman of the Board of Directors.

The foregoing description of the amendments to the Company’s Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 31, 2015, the Company issued a press release announcing its leadership succession plan, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of MoneyGram International, Inc., as amended and restated July 29, 2015.

10.1	Amendment No. 1 to Existing Employment Agreement, dated July 31, 2015, by and between MoneyGram International, Inc. and Pamela H. Patsley.

10.2	Employment Agreement, dated July 30, 2015, by and between MoneyGram International, Inc. and Pamela H. Patsley.

10.3	Employment Agreement, dated July 30, 2015, by and between MoneyGram International, Inc. and W. Alexander Holmes.

99.1	Press Release dated July 31, 2015 of MoneyGram International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Steven Piano
Name:	Steven Piano
Title:	Executive Vice President, Human Resources and Global Real Estate

Date: July 31, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of MoneyGram International, Inc., as amended and restated July 29, 2015.

10.1	Amendment No. 1 to Existing Employment Agreement, dated July 30, 2015, by and between MoneyGram International, Inc. and Pamela H. Patsley.

10.2	Employment Agreement, dated July 30, 2015, by and between MoneyGram International, Inc. and Pamela H. Patsley.

10.3	Employment Agreement, dated July 30, 2015, by and between MoneyGram International, Inc. and W. Alexander Holmes.

99.1	Press Release dated July 31, 2015.